UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 31, 2011

Unilens Vision Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-17861	27-2254517
(Commission File Number)	(IRS Employer Identification No.)

10431 72nd Street North Largo, Florida	33777-1511
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (727) 544-2531

N/A

(Former Name or Former Address, if Changed Since Last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Unilens Vision Inc. issued a press release today April 4, 2011, reporting that on March 31, 2011 it had entered into an amendment to the term loan facility. The amendment to its term loan facility reduces the Company’s minimum monthly principal repayment from $100,000 to $54,762, retaining the January 2015 expiration date, at which time a final balloon payment will be due, although additional quarterly principal payments (not to exceed the original amortization in the aggregate) will be payable to the extent the Company has cash flow in excess of certain specified amounts. In addition, Regions Bank is providing the Company with a new seven-year credit facility of up to $500,000 for capital equipment financing.

In conjunction with the amendment to the term loan facility, it was reported that the Company’s Board of Directors voted to reduce the quarterly cash dividend to common shareholders from $0.09 to $0.045 per share, effective with the next quarterly dividend declaration.

In addition to the amended term loan, it was also reported that Regions Bank is providing seven year capital equipment financing for up to $500,000.

This press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 10.1	Second Amendment to Credit and Security Agreement and Other Loan Documents

	Exhibit 10.2	Second Amended and Restated Term Note

	Exhibit 10.3	Ratification and Consent of Guaranty

	Exhibit 99.1	Unilens Vision Inc. News Release issued April 4, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNILENS VISION INC. (Registrant)

Date: April 4, 2011	By	/s/ Leonard F. Barker
		Name:	Leonard F. Barker
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Credit and Security Agreement and Other Loan Documents

10.2	Second Amended and Restated Term Note

10.3	Ratification and Consent of Guaranty

99.1	Unilens Vision Inc. News Release issued April 4, 2011

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